Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

FORM OF ACCEPTANCE FOR AN INDEVAL PARTICIPANT

TO TENDER TELMEX INTERNACIONAL, S.A.B. de C.V. SERIES L SHARES IN THE U.S. OFFER

ACQUISITION OF TELMEX INTERNACIONAL, S.A.B. DE C.V.

BY

AMÉRICA MÓVIL, S.A.B. DE C.V.

Pursuant to the terms and conditions of the prospectus forming part of the registration statement on

Form F-4 filed May 11, 2010 (the “Prospectus”)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME (4:00 P.M. MEXICO CITY TIME) ON JUNE 10, 2010, UNLESS EXTENDED.

May 11, 2010

Re: U.S. Form of Acceptance for TII L Shares

In order to validly tender Telmex Internacional, S.A.B. de C.V. (“Telmex Internacional”) Series L shares (the “TII L Shares”) held by U.S. residents in the U.S. Offer (as defined in the Prospectus), participants in S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“Indeval”) shall, prior to the expiration date of the U.S. Offer, (i) collect instructions that it receives from its clients to tender or exchange their TII L Shares in the U.S. Offer; (ii) tender such TII L Shares by book-entry transfer to the Indeval account of Inversora Bursátil S.A. de C.V. (“Inversora Bursátil”) for forwarding to Banco Inbursa S.A Institución de Banca Múltiple, Grupo Financiero Inbursa (“Banco Inbursa”), for further forwarding to the account of The Bank of New York Mellon (the “exchange agent”), as described below and (iii) deliver to the exchange agent this U.S. Form of Acceptance, duly completed and signed.

This U.S. Form of Acceptance shall be completed, signed and delivered, together with a signed Form W-8IMY (see enclosed) or other applicable Form W-8, which may be downloaded from www.irs.gov, (i) via facsimile to the exchange agent at (201) 680-4626 and (ii) by overnight courier (address details below) in respect of all TII L Shares to be tendered or exchanged in the U.S. Offer by an Indeval participant on behalf of clients or for its own account. The original copy of this U.S. Form of Acceptance should be sent to the exchange agent via overnight courier at the following address:

BNY Mellon Shareowner Services

Attn: Corporate Action Dept., 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310

Attn: Keelan DeShields

A facsimile of the U.S. Form of Acceptance must be delivered to the exchange agent prior to the expiration of the U.S. Offer, at 5:00 p.m., New York City time (4:00 p.m. Mexico City time), on June 10, 2010 (unless the U.S. Offer is extended, as described in the Prospectus) with the original to follow as promptly as practicable. The Indeval participant should be available to tender for purchase or exchange TII L Shares, as described below, during the hours 9:00 a.m. to 5:00 p.m., New York City time, every business day of the U.S. Offer period, including on the expiration date of the U.S. Offer. A valid tender will be deemed to have been received only if the exchange agent receives a confirmation from Banco Inbursa that (i) a book-entry transfer was effected prior to the expiration of the U.S. Offer and (ii) the tendering Indeval participant completed and delivered to the exchange agent this U.S. Form of Acceptance.

The U.S. holders of TII L Shares may instruct their Indeval participant to deposit their TII L Shares to the following account:

Indeval Participant: Inversora Bursátil S.A. de C.V.

Account Number: 010202501

For forwarding to Banco Inbursa, S.A.

Account Number: 28723-5

For the account of: The Bank of New York Mellon as Exchange Agent for the U.S. Offer

Such transfer shall take place no later than 5:00 p.m., New York City time on the expiration date. TII L Shares transferred to such account after expiration of the U.S. Offer will not be able to participate in the U.S. Offer.

U.S. Forms of Acceptance that are not properly completed, are not received by the exchange agent prior to the expiration date or that do not correspond to a valid tender of TII L Shares, will not be processed; therefore, the TII L Shares covered by such U.S. Forms of Acceptance will not be accepted in the U.S. Offer. Neither América Móvil, the exchange agent nor Banco Inbursa will incur any liability with respect to any failure to complete and/or deliver a U.S. Form of Acceptance or the transfer of TII L Shares as described herein. Neither América Móvil, the exchange agent, Banco Inbursa nor any other person will be under any duty to give notification of any defect or irregularity in any U.S. Form of Acceptance to tender for purchase or exchange TII L Shares. The exchange agent may, but will not be obligated to, give notice of any irregularities or defects in tenders for purchase or exchange, but in no event will the exchange agent incur any liability for any failure to give such notice.

In connection with the U.S. Offer, the Indeval participant hereby represents and warrants that (i) it has received from each client whose TII L Shares are being tendered for purchase or exchange in the U.S. Offer instructions to so tender for purchase or exchange such client’s TII L Shares, and (ii) each client on whose behalf the Indeval participant is tendering TII L Shares that are covered by this U.S. Form of Acceptance (x) is registered as of the date of this U.S. Form of Acceptance as the legitimate registered or beneficial holder of such TII L Shares in the books and records of such Indeval participant and (y) has the appropriate legal authority to tender or exchange such TII L Shares in accordance with the terms of the U.S. Offer.

As set forth below, you may either tender your TII L Shares for cash or for América Móvil, S.A.B. de C.V. (“América Móvil”) Series L shares (the “AMX L Shares”).

TENDERING FOR CASH

For each TII L Share that you validly tender for cash and do not properly withdraw prior to the expiration of the U.S. Offer, América Móvil will pay 11.66 Mexican pesos in cash, to be paid in U.S. dollars, all in accordance with the terms of the U.S. Offer. The cash component of the offer consideration that will be delivered to the Indeval participant that tenders for cash will correspond to the total cash tender consideration, in Mexican pesos, (the “total cash tender consideration”) payable in respect of all TII L Shares validly tendered for cash and not withdrawn by the Indeval participant that have been accepted for payment by América Móvil. The amount in cash to be paid to each Indeval participant will be the U.S. dollar equivalent of the total cash tender consideration, based on the U.S. dollar / Mexican peso spot market available to the custodian on the day it receives the cash consideration in Mexican pesos. You will bear all exchange rate risks and costs. None of América Móvil, the exchange agent or Banco Inbursa is responsible for Banco Inbursa in fact being able to convert Mexican Pesos it received for U.S. dollars as a result of exchange controls or otherwise or for the exchange rate at which conversion ultimately occurs.

The number of TII L Shares that the Indeval participant is tendering for purchase in the U.S. Offer on behalf of clients or for its own account and that shall be transferred to the Indeval account of Inversora Bursátil S.A. de C.V, Account Number: 010202501, for further forwarding to Banco Inbursa S.A. Account Number: 28723-5 for the account of The Bank of New York Mellon as Exchange Agent for U.S. Offer is:

Number of TII L Shares Tendered for Cash

The number of TII L Shares indicated in the box above multiplied by the offer consideration in the U.S. Offer of 11.66 Mexican pesos per TII Series L share equals the total cash tender consideration of                  Mexican pesos.

The U.S. dollar equivalent of the total cash tender consideration indicated above, based on the U.S. dollar / Mexican peso spot market, will be mailed in check form via overnight courier to the Indeval participant if the Indeval participant has validly tendered and not withdrawn the TII L Shares indicated above on behalf of its clients or for its own account in the U.S. Offer, on the terms and subject to the conditions described in the Prospectus.

Under no circumstances will interest be paid on the exchange TII L Shares, regardless of any delay in making the purchase or any extension of the U.S. Offer.

TENDERING FOR EXCHANGE

For each TII L Share that you validly tender for exchange and do not withdraw prior to the expiration of the U.S. Offer, the exchange agent will instruct Banco Inbursa to cause 0.373 AMX Series L Shares (the “AMX L Shares”) to be delivered to you, all in accordance with the terms of the U.S. Offer.

The number of TII L Shares that the Indeval participant is tendering for exchange in the U.S. Offer on behalf of clients or for its own account, and that shall be transferred to the Indeval account of Inversora Bursátil S.A. de C.V, Account #010202501 for further forwarding to Banco Inbursa S.A. Account Number: 28723-5 for the account of The Bank of New York Mellon as Exchange Agent for U.S. Offer is:

Number of TII L Shares Tendered for AMX L Shares

The number of TII L Shares indicated in the box above multiplied 0.373 equals the amount of AMX L Shares that you will receive, rounded down to the nearest whole number. Fractions of AMX L Shares will not be issued to persons whose TII L Shares are exchanged. The exchange agent will aggregate the fractional AMX L Shares, execute a sale and deliver the net proceeds in U.S. dollars on a pro rata basis.

América Móvil shall accept for exchange all TII L Shares validly tendered in the U.S. Offer and not properly withdrawn and deliver or arrange for the delivery of AMX L Shares for the account of the tendering Indeval participant on the terms and subject to the conditions described in the Prospectus.

Upon América Móvil’s acceptance of the TII L Shares for exchange and confirmation from the exchange agent of deposit of the applicable number of AMX L Shares that will be distributed pursuant to the U.S. Offer, the exchange agent will instruct Banco Inbursa to deliver the applicable number of AMX L Shares to the account of the tendering Indeval participant.

Under no circumstances will interest be paid on the exchange TII L Shares, regardless of any delay in making the exchange or any extension of the U.S. Offer.

Representations and Warranties of Holders of TII L Shares Tendering in the U.S. Offer:

By tendering TII L Shares in the U.S. Offer, each holder of TII L Shares represents and warrants to América Móvil that he or she has full power and authority to accept the U.S. Offer and to sell, assign, and transfer the TII L Shares in respect of which the U.S. Offer is being accepted or deemed to be accepted (and any and all other of Telmex Internacional’s shares, securities or rights issued or issuable in respect of the TII L Shares) and, when América Móvil accepts such TII L Shares for exchange or purchase, América Móvil will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without, limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, declared, made or paid after May 11, 2010 with respect to the TII L Shares (and any and all other of Telmex Internacional’s shares, securities or rights issued or issuable in respect of the TII L Shares) in respect of which the U.S. Offer is accepted or deemed to be accepted. The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or América Móvil to be necessary or desirable to complete the sale, assignment and transfer of the TII L Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, América Móvil shall be entitled to all rights and privileges as owner of each such distribution and may withhold the entire consideration due under the U.S. Offer for the exchange or purchase of the TII L Shares tendered hereby or deduct from such consideration the amount or value of such distribution as determined by América Móvil in its sole discretion.

The undersigned hereby acknowledges that the undersigned has received and read (a) the Prospectus and (b) this U.S. Form of Acceptance. You may obtain a copy of the Prospectus at no cost by visiting the website of the U.S. Securities and Exchange Commission at www.sec.gov or from the information agent, D.F. King & Co., Inc., by phone at 212-269-5550 (for banks and brokers), 800-735-3591 (for all others—toll free) or via e-mail at amx@dfking.com. The undersigned understands and agrees that he or she is bound by the terms of the U.S. Offer, as described in the Prospectus and this U.S. Form of Acceptance, and that América Móvil may enforce this U.S. Form of Acceptance against such holder.

The undersigned Indeval participant hereby certifies on behalf of its tendering clients that the information relating to its clients or to the Indeval participant is true, that the Indeval participant acknowledges and accepts the U.S. Offer on the terms and subject to the conditions described in the Prospectus, and that its client has provided authorization to the Indeval participant to deliver and accept the terms of this U.S. Form of Acceptance.

Information relating to the Indeval participant:	Information relating to the person responsible for the information contained in this U.S. Form of Acceptance

Indeval Account Number:

Indeval participant name:

Name of the responsible person:

Name and title of the person to contact:

Title of the responsible person:

Address to which check for total tender consideration should be mailed:

Signature of the responsible person:

Phone:

Fax number:	Date:

E-mail

Enclosures (Form W-8IMY)

Form W-8IMY (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Intermediary, Foreign

Flow-Through Entity, or Certain U.S. Branches for

United States Tax Withholding

▶   Section references are to the Internal Revenue Code.     ▶  See separate instructions.

▶   Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for: Instead, use Form:

•	A beneficial owner solely claiming foreign status or treaty benefits W-8BEN
•	A hybrid entity claiming treaty benefits on its own behalfW-8BEN
•	A person claiming that income is effectively connected with the conduct of a trade or business in the United StatesW-8ECI
•	A disregarded entity. Instead, the single foreign owner should useW-8BEN OR W-8ECI
•

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b)W-8EXP

Part I	Identification of Entity

1 Name of individual or organization that is acting as intermediary	2 Country of incorporation or organization

3	Type of entity—check the appropriate box: ☐ Qualified intermediary. Complete Part II.

☐    Withholding foreign trust. Complete Part V.

☐    Nonwithholding foreign partnership. Complete Part VI.

☐    Nonwithholding foreign simple trust. Complete Part VI.

☐    Nonwithholding foreign grantor trust. Complete Part VI.

☐ Nonqualified intermediary. Complete Part III. ☐ U.S. branch. Complete Part IV. ☐ Withholding foreign partnership. Complete Part V.

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use P.O. box.
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
5 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
6 U.S. taxpayer identification number (if required, see instructions) ▶ ☐ SSN or ITIN ☐ EIN ☐ QI-EIN	7 Foreign tax identifying number, if any (optional)
8 Reference number(s) (see instructions)

Part II	Qualified Intermediary

9a	☐	(All qualified intermediaries check here) I certify that the entity identified in Part I:
• Is a qualified intermediary and is not acting for its own account with respect to the account(s) identified on line 8 or in a withholding statement associated with this form and
• Has provided or will provide a withholding statement, as required.

b	☐

(If applicable) I certify that the entity identified in Part I has assumed primary withholding responsibility under Chapter 3 of the Code with respect to the account(s) identified on this line 9b or in a withholding statement associated with this form ▶

c	☐

(If applicable) I certify that the entity identified in Part I has assumed primary Form 1099 reporting and backup withholding responsibility as authorized in its withholding agreement with the IRS with respect to the account(s) identified on this line 9c or in a withholding statement associated with this form ▶

Part III	Nonqualified Intermediary

10a   ☐    (All nonqualified intermediaries check here) I certify that the entity identified in Part I is not a qualified intermediary and is not acting for its own account.

   b   ☐   (If applicable) I certify that the entity identified in Part I is using this form to transmit withholding certificates and/or other documentary evidence and has   provided or will provide a withholding statement, as required.

Part IV	Certain United States Branches

Note: You may use this Part if the entity identified in Part I is a U.S. branch of a foreign bank or insurance company and is subject to certain regulatory requirements (see instructions).

11   ☐   I certify that the entity identified in Part I is a U.S. branch and that the payments are not effectively connected with the conduct of a trade or business in the United    States.

Check box 12 or box 13, whichever applies:

12   ☐  I certify that the entity identified in Part I is using this form as evidence of its agreement with the withholding agent to be treated as a U.S. person with respect to    any payments associated with this certificate.

13   ☐  I certify that the entity identified in Part I:

—	Is using this form to transmit withholding certificates or other documentary evidence for the persons for whom the branch receives a payment and
—	Has provided or will provide a withholding statement, as required.

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25402Q	Form W-8IMY (Rev. 2-2006)

Form W-8IMY (Rev. 2-2006)	Page 2

Part V	Withholding Foreign Partnership or Withholding Foreign Trust

14   ☐  I certify that the entity identified in Part I:

—	Is a withholding foreign partnership or a withholding foreign trust and
—	Has provided or will provide a withholding statement, as required.

Part VI	Nonwithholding Foreign Partnership, Simple Trust, or Grantor Trust

15   ☐  I certify that the entity identified in Part I:

—

Is a nonwithholding foreign partnership, a nonwithholding foreign simple trust, or a nonwithholding foreign grantor trust and that the payments to which this certificate relates are not effectively connected, or are not treated as effectively connected, with the conduct of a trade or business in the United States and

—	Is using this form to transmit withholding certificates and/or other documentary evidence and has provided or will provide a withholding statement, as required.

Part VII	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income for which I am providing this form or any withholding agent that can disburse or make payments of the income for which I am providing this form.

Sign Here	▶
		Signature of authorized official	Date (MM--DD-YYYY)

Form W-8IMY (Rev. 2-2006)

Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY

(Rev. May 2006)

Instructions for the Withholding Agent

Section references are to the Internal Revenue Code unless otherwise noted.

What’s New

A Form W-8 provided by a foreign grantor trust with 5 or fewer grantors is valid even if the trust does not provide a U.S. taxpayer identification number.

Before You Begin

These instructions supplement the instructions for:

•	Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.
•	Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States.
•	Form W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding.
•	Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding.

For general information and the purpose of each of the forms described in these instructions, see those forms and their accompanying instructions.

Throughout these instructions, a reference to or mention of “Form W-8” includes Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.

Requirement To Withhold

For purposes of section 1441 and 1442, a withholding agent must withhold 30% of any payment of an amount subject to withholding made to a payee that is a foreign person unless it can associate the payment with documentation (for example, Form W-8 or Form W-9) upon which it can rely to treat the payment as made to (a) a payee that is a U.S. person or (b) a beneficial owner that is a foreign person entitled to a reduced rate of withholding. However, a withholding agent making a payment to a foreign person need not withhold if the foreign person assumes responsibility for withholding on the payment as a qualified intermediary, a withholding foreign partnership, or a withholding foreign trust and has provided a valid Form W-8IMY. Withholding is also not required if the payment is made to a U.S. branch of certain foreign insurance companies or foreign banks that agree to be treated as U.S. persons and provide a valid Form W-8IMY.

Generally, an amount is subject to withholding if it is an amount from sources within the United States that is fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (and original issue discount), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums). FDAP income also does not include items of income excluded from gross income without regard to the U.S. or foreign status of the owner of the income, such as interest under section 103(a).

Generally, a partnership that allocates effectively connected taxable income (ECTI) to a foreign person must withhold at the highest tax rate applicable to that person for the type of income allocated (for example, ordinary income or capital gains). Unless the partnership is a publicly traded partnership, the partnership must withhold in the year the ECTI is allocable to the foreign partner, rather than the year in which the distribution is made. The partnership may rely on documentation (for example, Form W-8BEN or Form W-9) to determine if the partner is foreign or domestic and the type of partner (for example, individual or corporate). A partnership that does not receive valid documentation or knows or has reason to know that the documentation is incorrect or unreliable must presume the partner is foreign.

Who Is the Withholding Agent?

Any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding is a withholding agent. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, or U.S. branch of certain foreign banks and insurance companies. If several persons qualify as withholding agents for a single payment, the tax required to be withheld must only be withheld once. Generally, the person who pays (or causes to be paid) an amount subject to withholding to the foreign person (or to its agent) must withhold. See the instructions for Form 1042, Annual Withholding Tax Return for U.S. Source Income of Foreign Persons, and Form 1042-S, Foreign Person’s U.S. Source Income Subject to Withholding, for return filing and information reporting obligations.

For ECTI allocable to a foreign partner, the partnership is generally the withholding agent and must file Form 8804, Annual Return for Partnership Withholding Tax (Section 1446), Form 8805, Foreign Partner’s Information Statement of Section 1446 Withholding Tax, and Form 8813, Partnership Withholding Tax Payment Voucher (Section 1446).

Responsibilities of the Withholding Agent

If you are a withholding agent making a payment of U.S. source interest, dividends, rents, royalties, commissions, nonemployee compensation, other fixed or determinable annual or periodical gains, profits, or income, and certain other amounts (including broker and barter exchange transactions, and certain payments made by fishing boat operators), you are generally required to obtain from the payee either a Form W-9, Request for Taxpayer Identification Number and Certification, or a Form W-8. These forms are also used to establish a person’s status for purposes of domestic information reporting (for example, on a Form 1099) and backup withholding. If you receive a Form W-9, you must generally make an information return on a Form 1099. If you receive a Form W-8, you are exempt from reporting on Form 1099, but you may have to file Form 1042-S and withhold under the rules applicable to payments made to foreign persons. See the Instructions for Form 1042-S for more information.

Generally, a foreign person that is a partner in a partnership that submits a Form W-8 for purposes of section 1441 or 1442 will satisfy the documentation requirements under section 1446. However, in some cases the documentation requirements for sections 1441 and 1442 do not match the documentation requirements of section 1446. For example, a partner may generally submit Form W-8BEN to establish itself as a foreign person for purposes of section 1446, but a foreign partnership or foreign grantor trust must submit Form W-8IMY and accompanying documentation as provided by Regulations sections 1.1446-1 through 1.1446-6. Also, the owner of a disregarded entity, rather than the entity itself, must submit the appropriate Form W-8 for purposes of section 1446.

Generally, you must withhold 30% from the gross amount of FDAP income paid to a foreign person unless you can reliably associate the payment with a Form W-8. You can reliably associate a payment with a Form W-8 if you hold a valid form, you can reliably determine how much of the payment relates to the form, and you have no actual knowledge or reason to know that any of the information or certifications on the form are unreliable or incorrect. In addition, a partnership that has ECTI allocable to a foreign partner is a withholding agent with respect to that income and must withhold in accordance with the provisions of Regulations sections 1.1446-1 through 1.1446-6. See the instructions to Forms 8804, 8805, and 8813.

Do not send Forms W-8 to the IRS. Instead, keep the forms in your records for as long as they may be relevant to the determination of your tax liability under section 1461.

Failure To Obtain Form W-8 or Form W-9 — Presumption Rules

If you do not receive a Form W-8 or Form W-9, or cannot otherwise determine whether a payment should be treated as made to a U.S. person or to a foreign person, use the presumption rules provided in the regulations under sections 1441, 1446, 6045, and 6049.

Requesting Form W-8

Request a Form W-8 from any person to whom you are making a payment that you presume or otherwise believe to be a foreign person. You should request the form before making a payment so that you have the form when you make the payment. A withholding agent or payer that fails to obtain a Form W-8 or Form W-9 and fails to withhold as required under the presumption rules may be assessed tax at the 30% rate or backup withholding rate of 28%, as well as interest and penalties for lack of compliance.

A partnership should request a Form W-8 or W-9 from any partner that is allocated income that is effectively connected with the conduct of the partnership’s U.S. trade or business. A partnership that fails to withhold as required under section 1446, is liable for the tax required to be withheld. In addition, the partnership may be liable for interest, penalties, and additions to the tax even if there is no underlying tax liability due from a foreign partner on its allocable share of partnership ECTI.

When you receive a completed Form W-8, you must review it for completeness and accuracy. This responsibility extends to the information attached to Form W-8IMY, including beneficial owner withholding certificates or other documentation and information. The following special rules apply when requesting a specific type of Form W-8.

Form W-8BEN

Request Form W-8BEN from any foreign person or organization to which you are making a payment if it is the beneficial owner of the income, whether or not it is claiming a reduced rate of, or exemption from, withholding. In addition, if you are a partnership, request Form W-8BEN for purposes of section 1446 from any foreign partner that is allocated ECTI, other than a foreign partner that is a partnership, grantor trust, or person or organization that qualifies to file Form W-8EXP.

Also request Form W-8BEN when a payee may claim an exception from domestic information reporting as a foreign person or to establish that certain income is not effectively connected with the conduct of a U.S. trade or business.

A beneficial owner is required to enter its U.S. taxpayer identification number (TIN) on line 6 of Form W-8BEN if it is a beneficial owner that is claiming benefits under an income tax treaty or submitting the form to a partnership that conducts a trade or business in the United States.

However, a U.S. TIN is not required to be shown in order to claim treaty benefits on the following items of income:

•	Dividends and interest from stocks and debt obligations that are actively traded;
•	Dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940 (mutual fund);
•

Dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and are registered with the SEC under the Securities Act of 1933; and

•	Income related to loans of any of the above securities.

A U.S. TIN is not required to claim treaty benefits if the payment is unexpected and you, the withholding agent, meet certain requirements. A payment is unexpected if you or the beneficial owner could not have reasonably anticipated the payment during a time when an IRS individual taxpayer identification number (ITIN) could be obtained. This could be due to the nature of the payment or the circumstances in which the payment is made. A payment is not considered unexpected solely because the amount of the payment is not fixed. For more information, see Regulations section 1.1441-6(g).

Form W-8ECI

Request Form W-8ECI from any foreign person or organization to which you are making a payment if it is the beneficial owner of the income and it claims that the income is effectively connected with the conduct of a trade or business in the United States. However, request a Form W-8BEN from a foreign partner that is allocated income that is effectively connected with the conduct of the partnership’s trade or business in the United States, unless the foreign partner has made an election under section 871(d) or section 882(d).

Note. If you receive a Form W-8ECI without a U.S. TIN entered on line 6, you generally may not treat the income as effectively connected with a U.S. trade or business and you must apply the appropriate presumption rules.

Your receipt of Form W-8ECI serves as a representation by the payee or beneficial owner that all the income with which that form is associated is effectively connected with the conduct of a trade or business within the United States. Therefore, if a beneficial owner provides you with a Form W-8ECI, you may treat all of the U.S. source income identified on line 9 paid to that beneficial owner as effectively connected with the conduct of a trade or business within the United States.

If you pay items of income that are not identified on line 9 by the beneficial owner as effectively connected with the conduct of a trade or business within the United States, you are generally required to obtain from the payee another type of Form W-8.

You may not treat an amount as income effectively connected with the conduct of a trade or business within the United States unless the beneficial owner gives you a valid Form W-8ECI. However, there are exceptions for income paid on notional principal contracts and payments made to certain U.S. branches.

Notional principal contracts. Withholding at a 30% rate is not required on amounts paid under the terms of a notional principal contract whether or not a Form W-8ECI is provided. However, if the income is effectively connected, it is reportable by the withholding agent on Form 1042-S. A withholding agent must treat income as effectively connected with the conduct of a U.S. trade or business, even if a Form W-8ECI has not been received, if the income is paid to a qualified business unit of a foreign person located in the United States or, if the income is paid to a qualified business unit of a foreign person located outside the United States and the withholding agent knows, or has reason to know, the payment is effectively connected with the conduct of a U.S. trade or business. However, a payment is not treated as effectively connected with the conduct of a trade or business within the United States if the payee provides a Form W-8BEN representing that the income is not effectively connected with a U.S. trade or business or makes a representation in a master agreement that governs the transactions in notional principal contracts between the parties (for example, an International Swaps and Derivatives Association Agreement), or in the confirmation on the particular notional principal contract transaction, that the payee is a U.S. person or a non-U.S. branch of a foreign person.

Payments to certain U.S. branches. A payment to a U.S. branch of certain foreign persons is presumed to be effectively connected with the conduct of a trade or business within the United States even if the foreign person (or its U.S. branch) does not give you a Form W-8ECI. U.S. branches to which this presumption applies are:

•	A U.S. branch of a foreign bank subject to regulatory supervision by the Federal Reserve Board, and
•

A U.S. branch of a foreign insurance company required to file a National Association of Insurance Commissioners (NAIC) annual statement with the insurance department of a state, a territory, or the District of Columbia.

However, a payment to a U.S. branch described above is not treated as effectively connected income if the branch provides a Form W-8IMY on which it indicates that the income it receives is not effectively connected with the conduct of a trade or business within the United States and that it is using Form W-8IMY either to transmit appropriate documentation for persons for whom the branch receives the payment or as evidence of its agreement with the withholding agent to be treated as a U.S. person. If Form W-8IMY is not provided and the income received by the branch is not effectively connected income, then the branch must withhold, whether the payment is collected on behalf of other persons or on behalf of another branch of the same entity.

Form W-8EXP

Request Form W-8EXP from any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession to which you are making a payment if such person is claiming an exemption from withholding under section 115(2), 501(c), 892, or 895, or claiming a reduced rate of withholding under section 1443(b). For all other purposes, request Form W-8BEN or W-8ECI. A Form W-8EXP submitted by a foreign person for purposes of withholding under sections 1441 through 1443 will establish that partner’s foreign status for purposes of section 1446. However, except as provided in section 1.1446-3(c)(3) (regarding certain tax-exempt organizations described in section 501(c)), the submission of Form W-8EXP will have no effect on whether the partner is subject to withholding under section 1446.

A withholding agent may treat a payee as an international organization without requiring a Form W-8EXP if the name of the payee is one designated as an international organization by Executive Order (pursuant to 22 U.S.C. 288 through 288(f)) and other facts surrounding the payment reasonably indicate that the beneficial owner of the payment is an international organization. With regard to amounts derived from bankers’ acceptances, a withholding agent may treat a payee as a foreign central bank of issue without requiring a Form W-8EXP if the name of the payee and other facts surrounding the payment reasonably indicate that the beneficial owner of the payment is a foreign central bank of issue.

A U.S. TIN is required if the beneficial owner is claiming an exemption based solely on a claim of tax-exempt status as a foreign private foundation (or other foreign organization described under section 501(c)). However, a U.S. TIN is not required from a foreign private foundation that is subject to the 4% excise tax on gross investment income (under section 4948(a)) on income that would be exempt from withholding except for section 4948(a) (for example, portfolio income).

Form W-8IMY

Request Form W-8IMY from any person that is an intermediary (whether a qualified intermediary or a nonqualified intermediary), a withholding foreign partnership, a withholding foreign trust, or a flow-through entity. A flow-through entity includes a foreign partnership (other than a withholding foreign partnership), a foreign simple or grantor trust (other than a withholding foreign trust), and, for any payments for which a treaty benefit is claimed, any entity to the extent it is treated as fiscally transparent under section 894. Appropriate withholding certificates, documentary evidence, and withholding statements must be associated with Form W-8IMY or you must apply the presumption rules.

Note. A qualified intermediary, withholding foreign partnership, or a withholding foreign trust must provide the EIN that was issued to the entity in such capacity (its “QI-EIN,” “WP-EIN,” or “WT-EIN”). Otherwise, any Form W-8IMY it submits is not valid.

Request Form W-8IMY for purposes of section 1446 only from a foreign upper-tier partnership or foreign grantor trust. Generally, for purposes of section 1446, the W-8IMY submitted by these entities is used to transmit the forms of the owners of these entities. When such other forms are provided, a partnership may look through these entities to the beneficial owners when determining its section 1446 tax obligation.

Due Diligence Requirements

You are responsible for ensuring that all information relating to the type of income for which Form W-8 is submitted is complete and appears to be accurate. You may rely on the information and certifications provided on the form (including the status of the beneficial owner as an individual, corporation, etc.) unless you have actual knowledge or reason to know that the information is unreliable or incorrect. You have reason to know that the information is unreliable or incorrect if you have knowledge of relevant facts or statements contained in the withholding certificate or other documentation that would cause a reasonably prudent person in the position of the withholding agent to question the claims made. For example, if you have information in your records that contradicts information provided on the form, you may not rely on the form. If you know or have reason to know that any information is unreliable or incorrect, you must obtain a new Form W-8 or other appropriate documentation.

Financial institutions and actively traded instruments. If you are a financial institution (including a regulated investment company) paying dividends and interest from stocks and debt obligations that are actively traded, dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940, dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and registered with the SEC under the Securities Act of 1933, and amounts paid with respect to loans of such securities, you have reason to know that the Form W-8 is unreliable or incorrect for payments to direct account holders if one or more of the following circumstances exist. In that case, you must either request a new form or additional documentation to substantiate the claims on the form.

1.

The Form W-8 is incomplete with respect to any item that is relevant to the claims made, the form contains any information that is inconsistent with the claims made, the form lacks information necessary to establish that the beneficial owner is entitled to a reduced rate of withholding, or the withholding agent has other account information that is inconsistent with the claims made.
2.	The Form W-8 is used to establish foreign status and has a permanent residence address in the United States, a mailing address in the United States, the withholding agent has a residence or mailing address in the United States as part of its account information or is notified of a new residence or mailing address in the United States. However:
a.	An individual who has provided a Form W-8 may be treated as a foreign person if:
•

The withholding agent has in its possession or obtains documentary evidence (which does not contain a U.S. address) that has been provided within the past 3 years, the documentary evidence supports the claim of foreign status, and the individual provides the withholding agent with a reasonable explanation, in writing, supporting his or her claim of foreign status, or

•

The account is maintained at an office of the withholding agent outside the United States and the withholding agent is required to report payments to the individual annually to the tax authority of the country in which the office is located and that country has an income tax treaty in effect with the United States.

b.	An entity that has provided a Form W-8 may be treated as a foreign person if the withholding agent does not know or have reason to know that it is a flow-through entity and:
•	The withholding agent has in its possession or obtains documentation that substantiates that the entity is actually organized or created under the laws of a foreign country, or
•

The account is maintained at an office of the withholding agent outside the United States and the withholding agent is required to report payments to the entity annually to the tax authority of the country in which the office is located and that country has an income tax treaty in effect with the United States.

3.	The form is provided with respect to an offshore account and the account holder has standing instructions directing the withholding agent to pay amounts from its account to an address in, or an account maintained in, the United States, unless the account holder provides a reasonable explanation in writing that supports its foreign status.
4.	The Form W-8 is used to establish residence in a treaty country and:
a.	The permanent residence address is not in the treaty country or the withholding agent is notified of a new permanent residence address that is not in the treaty country. However, the beneficial owner may be treated as a resident of the treaty country if it provides a reasonable explanation for the permanent residence address outside the treaty country or the withholding agent has in its possession, or obtains, documentary evidence that establishes residency in a treaty country.
b.	The mailing address is not in the treaty country or the withholding agent has a mailing address that is not in the treaty country as part of its account information. However, the beneficial owner may be treated as a resident of the treaty country if:
•

The withholding agent has in its possession, or obtains, additional documentation supporting the claim of residence in the treaty country and the additional documentation does not contain an address outside the treaty country,

•

The withholding agent has in its possession, or obtains, documentation that establishes that the beneficial owner is an entity organized in a treaty country (or an entity managed and controlled in a treaty country, if required by the applicable treaty),

•

The withholding agent knows that the beneficial owner is a bank or insurance company that is a resident of the treaty country and the mailing address is the address of a branch of that bank or insurance company, or

•	The beneficial owner provides a written statement that reasonably establishes that it is a resident of the treaty country.
c.	The account holder has standing instructions for the withholding agent to pay amounts from its account to an address outside, or an account maintained outside, the treaty country unless the direct account holder provides a reasonable explanation in writing establishing the account holder’s residency in a treaty country.

For additional information on the due diligence requirements applicable to withholding agents, see Regulations section 1.1441-7(b).

Dual claims. If you are making payments to a foreign entity that is simultaneously claiming a reduced rate of tax on its own behalf and on behalf of persons in their capacity as interest holders in that entity, you may, at your option, accept the dual claims even though you hold different withholding certificates that require you to treat the entity inconsistently for different payments or for different portions of the same payment. If, however, inconsistent claims are made for the same portion of a payment, you may either reject both claims and request consistent claims or you may choose which reduction to apply. For partnerships that allocate effectively connected taxable income to partners that are foreign partnerships, the rules under section 1.1446-5 apply.

Requesting a New Form W-8

Request a new Form W-8:

•	Before the expiration of an existing Form W-8 (see Period of Validity below for more information),
•	If the existing form does not support a claim of reduced rate for a type of income that the submitter of the form has not previously received, or
•	If you know or have reason to know of a change in circumstances that makes any information on the current form unreliable or incorrect.

Example. A foreign investor opens an account with a broker to purchase U.S. Treasury bonds and provides Form W-8BEN to obtain the portfolio interest exemption. The investor does not complete Part II of Form W-8BEN (because he is not claiming treaty benefits). Later, the investor purchases U.S. stock and claims treaty benefits on dividend income. The investor at that time completes a new Form W-8BEN providing the information required in Part II.

Period of Validity

Form W-8BEN

Generally, a Form W-8BEN provided without a U.S. TIN will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. For example, a Form W-8BEN signed on September 30, 2006, remains valid through December 31, 2009. A Form W-8BEN with a U.S. TIN will remain in effect until a change of circumstances makes any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner.

Form W-8ECI

Generally, a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

Form W-8EXP

Generally, a Form W-8EXP provided without a U.S. TIN will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. However, in the case of an integral part of a foreign government (within the meaning of Temporary Regulations section 1.892-2T(a)(2)) or a foreign central bank of issue, a Form W-8EXP filed without a U.S. TIN will remain in effect until a change in circumstances makes any of the information on the form incorrect. A Form W-8EXP furnished with a U.S. TIN will remain in effect until a change in circumstances makes any information on the form incorrect provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner.

Form W-8IMY

Generally, a Form W-8IMY remains valid until the status of the person whose name is on the certificate is changed in a way relevant to the certificate or circumstances change that make the information on the certificate no longer correct. The indefinite validity period does not extend, however, to any withholding certificates, documentary evidence, or withholding statements associated with the certificate. Moreover, it does not extend to any statements attached to the certificate if a change of circumstances makes the information on the attached statements no longer correct.

Forms Received That Are Not Dated

If a Form W-8 is valid except that the person providing the form has not dated the form, the withholding agent may date the form from the day it is received and measure the validity period from that date.

Substitute Forms W-8

You may develop and use your own Form W-8BEN, W-8ECI, W-8EXP, or W-8IMY (a substitute form) if its content is substantially similar to the IRS’s official Form W-8BEN, W-8ECI, W-8EXP, or W-8IMY (to the extent required by these instructions) and it satisfies certain certification requirements. You may develop and use a substitute form that is in a foreign language, provided that the substitute form also provides the English version of the statements and information otherwise required to be included on the substitute form. You may combine Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY into a single substitute form.

The substitute form must contain instructions that adequately inform the beneficial owner of what is meant by permanent residence address and beneficial ownership. You are, however, encouraged to provide all relevant instructions, especially if the payee requests them.

You may incorporate a substitute Form W-8 into other business forms you customarily use, such as account signature cards, provided the required certifications are clearly set forth. However, you may not:

1.	Use a substitute form that requires the payee, by signing, to agree to provisions unrelated to the required certifications, or
2.	Imply that a person may be subject to 30% withholding or backup withholding unless that person agrees to provisions on the substitute form that are unrelated to the required certifications.

A substitute Form W-8 is valid only if it contains the same penalties of perjury statement as the official forms and the required signature. However, if the substitute form is contained in some other business form, the words “information on this form” may be modified to refer to that portion of the business form containing the substitute form information. The design of the substitute form must be such that the information and certifications that are being attested to by the penalties of perjury statement clearly stand out from any other information contained in the form.

Content of Substitute Form

Form W-8BEN

The substitute Form W-8BEN must contain all of the information required in Part I, lines 1 through 5, and line 6, if a U.S. TIN is required. The certifications in Part II must be included in a substitute form only if treaty benefits are claimed, and then only to the extent that the certifications are required. For example, if the substitute form is intended for use by individuals only, the certifications contained in boxes 9c and 9d are not required.

Penalties of perjury statement. The design of the substitute Form W-8BEN must be such that the information and certifications that are being attested to by the penalties of perjury statement clearly stand out from any other information contained on the form. Additionally, the following statement must be presented in the same manner as in the preceding sentence and must appear immediately above the single signature line: “The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to establish your status as a non-U.S. person and, if applicable, obtain a reduced rate of withholding.”

Form W-8ECI

The substitute Form W-8ECI must contain all of the information required in Part I, other than lines 7 or 8. The certifications in Part II of Form W-8ECI must be included in a substitute form.

Penalties of perjury statement. The design of the substitute Form W-8ECI must be such that the information and certifications that are being attested to by the penalties of perjury statement clearly stand out from any other information contained on the form. Additionally, the following statement must be presented in the same manner as in the preceding sentence and must appear immediately above the single signature line: “The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to establish your status as a non-U.S. person and that the income for which this form is provided is effectively connected with the conduct of a trade or business within the United States.”

Form W-8EXP

The substitute Form W-8EXP must contain all of the information required in Part I, lines 1 through 5, and line 6, if a U.S. TIN is required. The substitute Form W-8EXP must also contain all of the statements and certifications contained in Parts II and III, but a specific part needs to be included (in its entirety) only if it is relevant. For example, if the only beneficial owners a U.S. withholding agent has as account holders are foreign governments, the withholding agent may use a substitute Form W-8EXP that contains only the required information in Part I, plus the required statements and certifications from Part II that are related to foreign governments.

Penalties of perjury statement. The design of the substitute Form W-8EXP must be such that the information and certifications that are being attested to by the penalties of perjury statement clearly stand out from any other information contained on the form. Additionally, the following statement must be presented in the same manner as in the preceding sentence and must appear immediately above the single signature line: “The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to establish your status as a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession.”

Form W-8IMY

The substitute Form W-8IMY must contain all of the information required in Part I, lines 1 through 5, and line 6, if a U.S. TIN is required. The substitute Form W-8IMY must also contain all of the statements and certifications contained in Parts II, III, IV, V, or VI, but a specific part needs to be included (in its entirety) only if it is relevant. For example, if the only intermediaries a U.S. withholding agent has as account holders are qualified intermediaries, the withholding agent may use a substitute Form W-8IMY that contains only the required information from Part I, plus the statements and certifications from Part II. A substitute Form W-8IMY must also incorporate the same attachments as the official form. A withholding agent may also include any information in a substitute Form W-8IMY, or require any information to be associated with the form, that is reasonably related to his obligation to withhold and correctly report payments.

Penalties of perjury statement. The design of the substitute Form W-8IMY must be such that the information and certifications that are being attested to by the penalties of perjury statement clearly stand out from any other information contained on the form. Additionally, the following statement must be presented in the same manner as in the preceding sentence and must appear immediately above the single signature line: “The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to establish your status as a qualified intermediary, a nonqualified intermediary, a specific type of U.S. branch, a withholding foreign partnership, a withholding foreign trust, a nonwithholding foreign partnership, a nonwithholding foreign simple trust, or a nonwithholding foreign grantor trust.”